UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 24, 2020

(Date of earliest event reported)

APOGEE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-6365

Minnesota	41-0919654
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

4400 West 78th Street - Suite 520

Minneapolis, Minnesota 55435

(Address of principal executive offices, including zip code)

(952) 835-1874

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.33 1/3 Par Value	APOG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	CEO Evaluation – Based Incentive Agreement

On June 25, 2020, the Board of Directors (the “Board”) of Apogee Enterprises, Inc. (the “Company”), upon recommendation of the Compensation Committee of the Board (the “Committee”), made a performance-based incentive award to Joseph F. Puishys, the Company’s Chief Executive Officer. The form of Agreement used in connection with this performance-based incentive award, a copy of which is on file with the Securities and Exchange Commission (the “SEC”) as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on April 30, 2019 (the “CEO Evaluation-Based Incentive Agreement”), is incorporated herein by reference.

The CEO Evaluation-Based Incentive Agreement established a one-year, evaluation-based performance award. Under the CEO Evaluation-Based Incentive Agreement, the amount of the award earned, if any, will be based upon the average rating Mr. Puishys receives on the annual performance evaluation conducted by the Board. The amount of the award earned will then be deferred into the Company’s 2011 Deferred Compensation Plan, a copy of which is on file with the SEC as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 12, 2010, as amended by the First Amendment to the Apogee Enterprises, Inc. 2011 Deferred Compensation Plan, a copy of which is on file with the SEC as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on July 1, 2014, the Second Amendment to the Apogee Enterprises, Inc. 2011 Deferred Compensation Plan, a copy of which is on file with the SEC as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on June 29, 2016, the Third Amendment to the Apogee Enterprises, Inc. 2011 Deferred Compensation Plan, as so amended through such third amendment, a copy of which is on file with the SEC as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 10, 2017, and the Fourth Amendment to the Apogee Enterprises, Inc. 2011 Deferred Compensation Plan, as so amended through such fourth amendment, the 2011 Deferred Compensation Plan, a copy of which is on file with the SEC as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on July 3, 2018. The performance evaluation criteria for fiscal 2021 for Mr. Puishys are based upon the Architectural Framing Systems segment organizational and savings initiatives, the Architectural Glass small project initiative, the Company’s procurement savings initiative, updated strategic plan and succession planning.

The amount deferred under the 2011 Deferred Compensation Plan is forfeitable unless Mr. Puishys remains employed until April 30, 2024 (the “Evaluation-Based Retention Period”). In the event Mr. Puishys’ employment is terminated prior to the end of the Evaluation-Based Retention Period, the amount awarded pursuant to the CEO Evaluation-Based Incentive Agreement shall be immediately and irrevocably forfeited. In the case of Mr. Puishys’ death or disability, Mr. Puishys, or his estate, as applicable, shall receive a pro-rata portion of the award. In the case of a Change in Control, as defined in the CEO Evaluation-Based Incentive Agreement, the Evaluation-Based Retention Period shall end on the date of the Change in Control, and the award shall be adjusted by the Committee in its sole discretion. The award shall be subject to the Company’s Clawback Policy.

Under the CEO Evaluation-Based Incentive Agreement, if the Board determines that Mr. Puishys has met or exceeded his performance evaluation criteria for fiscal 2021, Mr. Puishys will earn an award ranging from $233,750, at target, up to $467,500, at maximum. There is no threshold performance level for an award under the CEO Evaluation-Based Incentive Agreement. The Committee may determine, in its sole discretion, to reduce the award or that no award should be made.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 24, 2020, at the Annual Meeting of Shareholders, the shareholders voted on the following:

(1)	A proposal to elect three Class I directors for three-year terms expiring at the 2023 annual meeting of shareholders. Each of the director nominees was elected and received the following votes:

Class I Directors	For	Against	Abstain	Broker Non-Votes
Lloyd E. Johnson	21,555,250	70,270	33,986	1,640,768
Donald A. Nolan	21,295,297	330,222	33,987	1,640,768
Patricia K. Wagner	21,500,327	126,083	33,096	1,640,768

(2)	An advisory (non-binding) vote to approve the Company’s executive compensation. The proposal was approved and received the following votes:

For	Against	Abstain	Broker Non-Votes
20,670,040	888,182	101,284	1,640,768

(3)	A proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 27, 2021. The proposal was approved and received the following votes:

For	Against	Abstain	Broker Non-Votes
22,950,282	321,344	28,648	—

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

10.1	Form of CEO Evaluation-Based Incentive Agreement (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on April 30, 2019.)

104	Cover Page interactive Data file (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE ENTERPRISES, INC.

By:	/s/ Meghan M. Elliott
Meghan M. Elliott
Vice President, General Counsel and Secretary

Date: June 29, 2020